                                                                    Exhibit 10.3

                                    Form Of

                          Financial Matters Agreement

     This Financial Matters Agreement is entered into as of this [ ] day of [ ], 2001 by and between USX Corporation, a Delaware corporation ("Parent") and United States Steel LLC, a Delaware limited liability company ("Steel").

                                  WITNESSETH

     WHEREAS, Steel is a wholly owned subsidiary of Parent; and

     WHEREAS, Parent, Steel and another corporation named USX Corporation ("Old USX") were parties to a Holding Company Reorganization Agreement dated as of July 1, 2001 (the "Reorganization Agreement"); and

     WHEREAS, the Reorganization Agreement was entered into to better align the assets and liabilities of Old USX with its two classes of common stock, namely USX--Marathon Group Common Stock and USX--U.S. Steel Group Common Stock; and

     WHEREAS, in connection with the Reorganization Agreement, Parent assumed certain obligations of Old USX and Steel became liable for all other obligations of Old USX as was required by the terms of such obligations; and

     WHEREAS, to induce General Electric Credit Corporation of Delaware ("GECC") and Southern Energy Clairton, L.L.C ("SECL") to enter into Amendment Number 1 to the Amended and Restated Limited Partnership Agreement entered into and effective as of June 1, 1997 by and among Steel, GECC and SECL, Parent delivered to GECC and SECL, a guarantee dated July 2, 2001 of Steel's obligations under the aforesaid Partnership Agreement and certain related instruments and agreements (the "1314B Guarantee"); and

     WHEREAS, to induce certain counterparties not to declare a "credit event upon merger" under certain ISDA swap agreements, Parent executed and delivered to various counterparties guarantees of the obligations of Steel under the aforesaid ISDA swap agreements (the "Swap Guarantees"); and

     WHEREAS, Parent and Steel are also parties to an Agreement and Plan of Reorganization dated as of July 31, 2001 (the "Separation Agreement"), pursuant to which, and subject to the terms and conditions set forth therein, all of the shares of USX--U.S. Steel Group common stock will be converted into shares of common stock of United States Steel Corporation; and

     WHEREAS, Parent and Steel have identified certain obligations of Parent that are closely related to the business of Steel; and

     WHEREAS, In light of these relationships and in furtherment of the purpose of the Reorganization Agreement and the Separation Agreement Parent and Steel have agreed that Parent will assign these obligations to Steel and that Steel will assume and discharge these obligations; and

     WHEREAS, Parent and Steel wish to establish how certain other debt obligations and financial matters shall be arranged.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   Article I
                           Industrial Revenue Bonds

     1.1  Assumption of Industrial Revenue Bond Obligations.  Parent is the
          --------------------------------------------------
obligor on $479,490,000 of obligations pursuant to agreements with respect to an equal principal amount of tax exempt environmental revenue bonds issued by various governmental issuers all of which are more particularly described on
Schedule 1.1 attached hereto (collectively, the "Industrial Revenue Bonds").

     (a) For a term beginning on the date hereof and ending on the earlier of the tenth anniversary of the Separation Effective Time (as defined in the Separation Agreement) or December 31, 2040, Parent hereby assigns to Steel and Steel assumes all of Parent's rights and obligations with respect to the Industrial Revenue Bonds including, without limitation, the obligation to pay debt service on the Industrial Revenue Bonds. The term "debt service" is meant to include all sums due with respect to the Industrial Revenue Bonds including, without limitation, payments of principal, interest and premium, letter of credit fees and expenses (incurred by either Parent or Steel or both), trustee fees and expenses, issuer fees and expenses and remarketing fees and expenses.

     (b) During the term of this Agreement, Steel shall provide all notices and take such other actions as may be necessary or appropriate in connection with ongoing obligations related to the Industrial Revenue Bonds.

     Steel's obligations with respect to the Industrial Revenue Bonds shall include payment of amounts due upon any defaults or acceleration of any of the obligations with respect to the Industrial Revenue Bonds other than defaults caused by Parent.

     1.2  Rights of Steel.  During the term of this Agreement, Steel shall have
          ---------------
the right to exercise all of the existing contractual rights of Parent concerning the Industrial Revenue Bonds including all rights to the selection of interest rates, making prepayments or granting or releasing security interests and Parent shall use commercially reasonable efforts to assist Steel in its exercise of such rights. Notwithstanding the foregoing, Steel shall have no right to increase the principal amount or to change the maturity of any of the Industrial Revenue Bonds without the prior written consent of Parent except as set forth in Section 1.4(b).

     1.3  Variable Rate Industrial Revenue Bonds.  The Industrial Revenue Bonds
          --------------------------------------
that are designated on Schedule 1.1 as variable rate environmental revenue bonds are referred to as the "Variable Rate Bonds." During the term of this Agreement Steel may from time to time direct conversion of the Variable Rate Bonds to different interest rate periods, and Parent shall undertake all reasonable efforts to effectuate each such conversion. Parent will not, without the prior written consent of Steel, convert any of the Variable Rate Bonds to a different interest rate. Notwithstanding anything in this Agreement to the contrary, Steel's ability to direct conversion of the Variable Rate Bonds to a different interest rate period and maintain a given interest rate period shall be subject to Parent's ability to maintain appropriate letters of credit respecting the Variable Rate Bonds. Parent shall undertake commercially reasonable efforts to obtain and maintain letters of credit and/or such other liquidity facilities (each, a "Liquidity Facility") as may be permitted by the applicable Bond Documents (hereinafter defined). If Parent's ability to obtain and maintain Liquidity Facilities is reduced so that Parent's business is adversely affected in a material way, Parent may, following timely written notice to Steel, decline to renew one or more Liquidity Facilities with respect to one or more issues of Variable Rate Bonds. Concurrently with said notice Parent shall supply an opinion of an independent third party regarding the availability of Liquidity Facilities to Parent. Steel may at any time provide substitute Liquidity Facilities applicable to one or more issues of the Variable Rate Bonds.

     1.4  Refinancing
          -----------

          (a) If Steel notifies Parent in writing that Steel elects to redeem all or part of any of the Industrial Revenue Bonds and supplies adequate funds therefor, Parent shall reasonably assist Steel to effectuate such redemption(s) and Steel's obligations under this Agreement shall be reduced accordingly. Parent shall not, without the prior written consent of Steel, direct the redemption of any Industrial Revenue Bonds prior to maturity.

          (b) If Steel elects to refinance all or part of any of the Industrial Revenue Bonds through a tax-exempt refunding or otherwise, Parent shall take all such reasonable action as may be necessary or appropriate to reasonably assist Steel in completing the transactions contemplated by each such refinancing, so long as after the completion of such transactions, Parent does not have any obligations with respect to any new debt issued as a result.

     1.5  Release by Parent at end of Term.  On the earlier of the tenth
          --------------------------------
anniversary of the Separation Effective Time (as defined in the Separation Agreement) or December 31, 2040 Steel shall pay to Parent an amount equal to the principal amount and all accrued and unpaid debt service then outstanding on each Industrial Revenue Bond. Upon such payment, (a) Steel shall assign to Parent and Parent shall assume all remaining obligations regarding the Industrial Revenue Bonds including without limitation, the obligation to pay debt service on the Industrial Revenue Bonds, and (b) Parent shall release Steel from all liability and obligations arising under or relating to the Industrial Revenue Bonds.

                                  Article II
                                    Leases

     2.1  Assumption of Capital and Other Leases.  Parent hereby assigns to
          ---------------------------------------
Steel and Steel assumes all rights and obligations of Parent relating to the leases listed in Schedule 2.1 attached hereto (the "Assumed Leases") including without limitation, the obligation to pay all sums due under the Assumed Leases. Steel's obligations with respect to the Assumed Leases shall include payment of amounts due upon any defaults or acceleration of any of the obligations with respect to the Assumed Leases other than defaults caused by Parent.

     2.2  Contingent Nature of Certain Leases.  Certain of the Assumed Leases,
          -----------------------------------
as designated in Schedule 2.1, were previously assigned to and assumed by third parties in agreements between such third parties and Old USX (the "Previously Assigned Leases"). Steel assumes and shall discharge all obligations of Old USX relating to the Previously Assigned Leases.

     2.3  Rights of Steel.  Steel shall have the right to exercise all of the
          ---------------
existing contractual rights of Parent concerning the Assumed Leases including all rights relating to purchase options, prepayments or granting or releasing security interests, and Parent shall use commercially reasonable efforts to assist Steel in its exercise of such rights. Notwithstanding the foregoing Steel shall have no right to increase the amounts due under or lengthen the term of any of the Assumed Leases without the prior consent of Parent other than extensions set forth in the terms of any of the Assumed Leases.

     2.4  Rights of Parent.  Steel shall notify Parent of its decision whether
          -----------------
to exercise any purchase option under the Assumed Leases and if Steel elects not to so exercise Parent shall have the right but not the obligation to do so. Parent agrees to use commercially reasonable efforts to comply with all provisions of the Assumed Leases and shall not take any action that would result in a default thereunder.

     2.5  Assignment of Leases.  Steel shall have the right to assign any of its
          --------------------
rights and obligations under the Assumed Leases to any party provided that such assignment shall not release Steel from any of its obligations to Parent relative to such Assumed Leases.

                                  Article III
                           Obligations of Each Party

     3.1  Obligations of Parent.  In connection with the Reorganization
          ----------------------
Agreement Parent assumed certain obligations of Old USX as listed in Schedule
3.1 hereof (the "Parent Obligations"). Parent acknowledges that it is solely responsible for all obligations including debt service under the Parent Obligations.

     3.2  Contingent Obligations of Steel.  Steel remains contingently liable
          -------------------------------
for certain of the Parent Obligations as set forth on Schedule 3.1. Parent agrees that it will use commercially reasonable efforts to cause Steel to be released from such contingent liability and shall not increase the amounts due under such obligations (other than amounts due under revolving credit facilities that do not exceed the amounts outstanding plus the existing commitments) or extend the terms thereof without the prior written consent of Steel other than extensions set forth in the terms of any of the Parent Obligations.

     3.3  Contingent Obligations of Parent.  Parent remains contingently liable
          --------------------------------
under the 1314B Guarantee and the ISDA Guarantees. Steel agrees that it will use commercially reasonable efforts to cause Parent to be released from the 1314B Guarantee and each ISDA Guarantee and shall not increase the amounts of the obligations guaranteed under the ISDA Guarantees without the prior written consent of

Parent. Steel further agrees to use commercially reasonable efforts to avoid causing the amount for which Parent may be liable under the 1314B Guarantee to be increased without the Parent's prior written consent (such consent not to be unreasonably withheld).

                                  Article IV
                              Mutual Obligations

     4.1  Maintenance of Current Conditions.
          ---------------------------------

          (a) Each of Steel and Parent agrees to employ all commercially reasonable efforts to take all necessary action or refrain from acting so as to assure compliance, and to cooperate with the other party in its endeavors to comply, with all obligations under the various documents that were executed and delivered in connection with the Assumed Leases and the Parent Obligations including, without limitation, covenants respecting the financed facilities, in each case, necessary to avoid the occurrence of a default, acceleration, casualty loss or other termination under any of the Assumed Leases and the Parent Obligations.

          (b) Each of Steel and Parent agrees to employ all commercially reasonable efforts to take all necessary action or refrain from acting so as to assure compliance, and to cooperate with the other party in its endeavors to comply, with Parent's obligations under the various documents that were executed and delivered in connection with the issuance of the Industrial Revenue Bonds (collectively, the "Bond Documents") including, without limitation, covenants respecting the financed facilities, in each case, necessary to avoid the occurrence of an Event of Default under the Bond Documents or cause the interest on the Industrial Revenue Bonds to be included in the gross income of the holders thereof except holders who are "substantial users" or "related persons" as defined in Section 147(a) of the Internal Revenue Code of 1986, as amended or its predecessor.

          4.2  Relationship of Parties.
               ------------------------

          (a) This Agreement is a general unsecured obligation of each of Parent and Steel (i.e., it ranks equal to accounts payable and other general unsecured obligations of each party). This Agreement does not contain any financial covenants and Parent and Steel remain free to incur additional debt, grant mortgages or security interests in its property and sell or transfer assets without the consent of the other. Parent acknowledges that Steel has granted or anticipates granting security interests in its accounts receivable and inventory.

          (b) This Agreement is a contract between the parties. It does not grant any rights to the holders of the Industrial Revenue Bonds or the other parties to the Assumed Leases or the Parent Obligations or the beneficiaries of the 1314B Guarantee and the Swap Guarantees. Among other things the parties may agree to amend or modify this Agreement as they mutually agree and nothing herein creates or is intended to create any obligation to redeem or repurchase any of these instruments.

     4.3  Events of Default.
          ------------------

     (a)  The following shall be "Events of Default" under this Agreement:

          (i) (A) Steel shall fail to make any payment under any Bond Document or Assumed Lease when due and such failure causes a default under the applicable Bond Document or Assumed Lease;

                (B) Parent shall fail to make any payment under any Parent Obligation when due and such failure causes a default under the applicable Parent Obligation;

          (ii) Either party shall fail to comply with any other covenant contained in this Agreement (including, without limitation, covenants to comply with covenants under the Bond Documents, the Assumed Leases and the Parent Obligations) and such failure shall continue for more than thirty
     (30) days after such party becomes aware of it, provided that under the Bond Documents, Assumed Leases and Parent Obligations such period shall be extended to the extent (but only to the extent) it does not precipitate an event of default under the applicable Bond Documents, Assumed Leases or Parent Obligations;

          (iii) Either party shall make a general assignment for the benefit of creditors, or files or has filed a petition in bankruptcy, or a petition or answer seeking a readjustment of its indebtedness under the United States Bankruptcy Code or any similar law or code, or consents to the appointment of a receiver or trustee of it or for a substantial part of its properties; or

          (iv) Either party shall be adjudged bankrupt or insolvent, or a petition or proceedings for bankruptcy shall be filed against it, and such party shall admit the material allegations thereof, or an order, judgment, or decree shall be made approving such a petition, and such order, judgment or decree shall not be vacated or stayed within sixty (60) days of its entry, or a custodian, receiver or trustee shall be appointed for either party or a substantial part of its properties and remain in possession thereof for sixty (60) days.

          (b) Upon the occurrence of an Event of Default pursuant to subparagraphs (iii) or (iv) of Section 4.3(a), all sums then or thereafter due hereunder (including, without limitation, the amounts that may become due under Section 1.4 hereof) shall become immediately due and payable. Upon the occurrence of any one or more of the other Events of Default, all sums then or hereafter due hereunder shall, at the non-defaulting party's option, immediately become due and payable. Overdue amounts shall bear interest at a rate of interest equal to that announced from time to time by
     J. P. Morgan Chase & Co. (or its successor) as its "prime rate" plus two percent per annum.

     4.4  Indemnification.
          ----------------

          (a) Steel agrees to indemnify and hold harmless Parent as well as all shareholders, directors, officers, employees, subsidiaries and agents of Parent (collectively, "Indemnified Persons") against any and all direct or indirect liability (whether absolute, accrued or unaccrued, contingent, liquidated or unliquidated, matured or unmatured or known or unknown), indebtedness, obligation, expense, claim, deficiency, guarantee or endorsement of or by any such Indemnified Person (including, without limitation, those arising under any law, regulation, ordinance, or award of any court, tribunal or arbitrator of any kind) together with all reasonable attorney's fees and other costs and expenses ("Liability") arising from, relating to or incurred in connection with the Industrial Revenue Bonds, the Assumed Leases, the 1314B Guarantee or the Swap Guarantees.

          (b) Parent agrees to indemnify and hold harmless Steel as well as all Indemnified Persons of Steel against any and all Liability arising from, relating to or incurred in connection with the Parent Obligations.

                                   Article V
                              General Provisions

     5.1  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of Delaware, without reference to choice of law principles, including matters of construction, validity and performance.

     5.2  Notices.  All notices shall be sent in accordance with the
          -------
Reorganization Agreement.

     5.3  Third Party Beneficiaries.  Nothing in this Agreement shall confer any
          -------------------------
rights upon any Person or entity other than the parties hereto and their respective heirs, successors and permitted assigns. Without limiting the foregoing the inclusion of any matter within the defined terms Industrial Revenue Bonds, Assumed Leases or Parent Obligations is merely for purposes of allocating responsibility for such matter as between the parties hereto and such inclusion does not and is not intended to acknowledge legal enforceability or waive any defenses.

     5.4. Entire Agreement.  This Agreement, contains the entire understanding
          -----------------
of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

     5.5. Headings.  The article, section and paragraph headings contained in
          --------
this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     5.6. Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

     5.7. Parties in Interest; Assignment; Successors.  Except as set forth
          -------------------------------------------
herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon Steel and Parent and their respective successors and permitted assigns.

     5.8. Severability; Enforcement.  The invalidity of any portion hereof shall
          -------------------------
not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. Each party hereby consents to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware to resolve any disputes under this agreement and all parties waive any and all defenses that they may have to challenge the jurisdiction or venue of such courts.

     In witness whereof this Agreement is entered into as of the day first written above.

                              USX CORPORATION

                              By:_____________________________________
                                            Vice President

                              UNITED STATES STEEL LLC

                              By:_____________________________________
                                            Vice President

                                 Schedule 1.1

                      Industrial Revenue Bond Obligations

1. Loan Agreement dated as of June 1, 1994 with The Industrial Development Board of the City of Fairfield (Alabama) in relation to $12,695,000 aggregate principal amount of The Industrial Development Board of the City of Fairfield (Alabama), Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series A 1994.

2. Loan Agreement dated as of June 1, 1994 with Allegheny County Industrial Development Authority in relation to $42,370,000 aggregate principal amount of the Allegheny County Industrial Development Authority, Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series A 1994.

3. Loan Agreement dated as of November 1, 1995 with Utah County, Utah in relation to $32,375,000 aggregate principal amount of Utah County, Utah, Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1995. /V/

4. Loan Agreement dated as of November 1, 1995 with Ohio Air Quality Development Authority in relation to $10,160,000 aggregate principal amount of Ohio Air Quality Development Authority, Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1995. /V/

5. Amended and Restated Agreement of Sale dated as of November 1, 1995 with The Industrial Development Board of the City of Fairfield (Alabama) in relation to $6,175,000 aggregate principal amount of The Industrial Development Board of the City of Fairfield (Alabama), Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1995. /V/

6. Loan Agreement dated as of November 1, 1995 with Bucks County (Pennsylvania) Industrial Development Authority in relation to $8,690,000 aggregate principal amount of Bucks County (Pennsylvania) Industrial Development Authority Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1995. /V/

7. Loan Agreement dated as of October 1, 1996 with Allegheny County Industrial Development Authority in relation to $36,515,000 aggregate principal amount of Allegheny County Industrial Development Authority Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1996.

___________________________________

/V/ Variable Rate Bonds

                                 Schedule 1.1

8. Loan Agreement dated as of December 1, 1998 with Allegheny County Industrial Development Authority in relation to $28,800,000 aggregate principal amount of Allegheny County Industrial Development Authority Environmental Improvement Bonds (USX Corporation Project) Refunding Series of 1998. /V/

9. Loan Agreement dated as of December 1, 1998 with Allegheny County Industrial Development Authority in relation to $59,600,000 aggregate principal amount of Allegheny County Industrial Development Authority, Environmental Improvement Revenue Bonds (USX Corporation Project) Second Refunding Series of 1998.

10. Loan Agreement dated as of December 1, 1998 with Indiana Development Finance Authority in relation to $55,000.000 aggregate principal amount of Indiana Development Finance Authority Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1998. /V/

11. Loan Agreement dated as of December 1, 1998 with Indiana Development Finance Authority in relation to $47,000,000 aggregate principal amount of Indiana Development Finance Authority Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1998.

12. Loan Agreement dated as of March 1, 1998 with Allegheny County Industrial Development Authority in relation to $33,030,000 aggregate principal amount of Allegheny County Industrial Development Authority Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1998.

13. Loan Agreement dated as of March 1, 1998 with Bucks County Industrial Development Authority in relation to $11,125,000 aggregate principal amount of Bucks County Industrial Development Authority Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1998.

14. Bond Amortization Agreement dated as of March 1, 1998 with Gulf Coast Waste Disposal Authority in relation to $10,600,000 aggregate principal amount of Gulf Coast Waste Disposal Authority Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1998.

15. Amended and Restated Agreement of Sale dated as of March 1, 1998 with The Industrial Development Board of the City of Fairfield (Alabama) in relation to $10,945,000 aggregate principal amount of The Industrial Development Board of the City of Fairfield (Alabama) Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1998.

16. Loan Agreement dated as of May 1, 1999 with Ohio Water Development Authority in relation to $21,800,000 aggregate principal amount of Ohio Water Development Authority Environmental Improvement Revenue Bonds (USX Corporation Project) Refunding Series of 1999.

___________________________________

/V/ Variable Rate Bonds

                                 Schedule 1.1

17. Agreement dated December 1, 1984 between United States Steel Corporation and Ohio Water Development Authority in relation to $9,000,000 Ohio Water Development Authority Variable Rate Demand Environmental Improvement Revenue Bonds (United States Steel Corporation Project) Series 1984. /V/

___________________________________

/V/ Variable Rate Bonds

                                 Schedule 1.1

                                 Schedule 2.1

                                Assumed Leases

1) Participation Agreement dated as of May 11, 1982 among USX Corporation, as Lessee, General Electric Credit and Leasing Corporation, as Owner Participant, State Street Bank and Trust Company of Connecticut, as Owner Trustee, The CIT Group/Equipment Financing, Inc. as Loan Participant and The Bank of New York. as Indenture Trustee relating to Coke Battery "B" at Clairton Works.

2) Charter dated as of September 1, 1980 (the "Charter") between State Street Bank and Trust Company of Connecticut, N.A. as Owner Trustee and USX Corporation of the M/V Speer.

3) Lease Agreement dated as of December 1, 1988 between Meridian Trust Company, Owner Trustee, as Lessor and USX Corporation, as Lessee relating to the continuous slab caster at Fairfield Works.

4) Participation Agreement dated as of October 1, 1973 among The Hydro-Electric Power Commission of Ontario, USX Corporation, as Lessee, Whitkath Inc. as Owner, the Prudential Insurance Company of America, The Travelers Insurance Company, Connecticut General Life Insurance Company as Loan Participants and First National City Bank, and the Non-Recourse Lease Agreements each dated as of October 1, 1973 between USX Corporation as Lessee and Whitkath, Inc. as Lessor.

5) Lease Agreement dated as of November 18, 1985 (the "Lease") between USX Corporation, as lessee Mellon Financial Services Corporation #4 relating to an air separation facility at Fairfield Works.

                                 Schedule 2.1

                                 Schedule 3.1

                              Parent Obligations

Parent Obligations under which Steel is not contingently liable:

1) Securities issued under the Indenture dated as of July 1, 1991 between USX Corporation as issuer and Pittsburgh National Bank as trustee.

2) Securities issued under the Indenture dated as of March 15, 1993 between USX Corporation as issuer and PNC Bank, National Association as trustee.

3) Refunding Agreement dated as of December 1, 1998 with the Parish of St. John the Baptist in relation to $23,425,000 Parish of St. John the Baptist, State of Louisiana Environmental Improvement Bonds Refunding Series of 1998 (USX Corporation Project).

4) First Amended and Restated Loan Agreement dated August 1, 1987 with the Camp County Industrial Development Corporation in relation to $4,700,000 Camp County Industrial Development Corporation Floating/Fixed Rate Pollution Control Revenue Bonds, Series 1983 (Texas Oil & Gas Corp. Project)

Parent Obligations under which Steel is contingently liable:

1) $1,353,750,000 Five Year Credit Agreement and the $451,250,000 364-Day Credit Agreement both dated as of November 30, 2000 and among USX Corporation, the Co-Agents and other Lenders party thereto, Bank of America, N.A., as Syndication Agent, Citibank, N.A., The Bank of Nova Scotia and Commerzbank AG, as Documentation Agent, and Morgan Guaranty Trust Company of New York, as Administrative Agent.

2)   The following Guarantees to LOOP, LLC:

  (a)  Guarantee dated August 1, 1986 (Series 1986),

  (b)  Guarantee dated June 7, 1990 (Series E),

  (c)  Guarantee dated July 2, 1991 (Series 1991),

  (d)  Guarantee dated October 1, 1992 (Series 1992),

  (e)  Series 1997 - Guarantee dated August 29, 1997 (Series 1997), and

  (f)  Guarantee dated November 9, 1994 (Credit Agreement).

3)   Restated Guarantees each dated as of June 5, 2000 (the "Guaranty") made
                                                             --------
     by USX for the benefit of each party to the Amended and Restated Participation Agreements, each dated as of June 5, 2000, among, inter alia:
     (a) the Dai-Ichi Kangyo Bank, Ltd. (New York Branch), National Westminster Bank, PLC (New York Branch), and Bank of America Leasing and Capital, LLC, as Owner

                                 Schedule 3.1

     Participants, (b) State Street Bank and Trust Company, as Owner Trustee,
     (c) Bank of America, N.A. as Collateral Agent, Liquidity Agent and Administrator for the Note Lender, (d) Bayerische Landesbank Girozentrale (Cayman Islands Branch) and The Dai-Ichi Kangyo Bank, Ltd. (New York Branch), as Co-Agents, (e) Enterprise Funding corporation, as Note Lender,
     (f) the Committed Lenders from time to time party thereto, (g) Phillips Petroleum Company and USX as guarantors, and (g) Kenai Tankers LLC, Polar Eagle Shipping Company, Ltd. and Arctic Sun Shipping Company, Ltd., as charterers.

4) Loan Agreement between USX Capital LLC, a limited life company organized under the laws of the Turks and Caicos Islands, and USX Corporation dated March 3, 1994 (MIPS).

5) Promissory Note dated as of March 30, 2001 issued by USX to Dresdner Kleinwort Benson North America Leasing, Inc.

6) Guarantee Agreement between the European Investment Bank (the "Bank") and USX dated 25 July 1991.

7) 6.75% Convertible Junior Subordinated Debentures issued pursuant to the Multiple Series Indenture dated as of May 16, 1997 between USX Corporation, as Issuer, and The Bank of New York, as Trustee as supplemented by the First Supplemental Indenture dated as of May 16, 1997 and a Second Supplemental Indenture dated as of July 2, 2001 between USX Corporation, as Issuer, and The Bank of New York, as Trustee. Such debt supports the obligations incurred in connection with the 6.75% Convertible Quarterly Income Preferred Securities issued by USX Capital Trust I, a Delaware statutory business trust (QUIPS).

8)   6.50% Cumulative Convertible Preferred Stock of USX Corporation.

9) Guaranty made as of November 15, 1983 (together with all amendments and supplements thereto) from USX Corporation in favor of Tower Associates, a New York limited partnership (Marathon Tower).

                                 Schedule 3.1
                                    Page 2